UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 25, 2009

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.
Attached hereto as Exhibit 99.1 and incorporated by reference herein is certain updated financial information for Amkor Technology, Inc. (“Amkor”) for the first quarter ending March 31, 2009 as presented in a press release dated March 25, 2009.
The information in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
ITEM 8.01 Other Events.
On March 25, 2009, Amkor issued a press release announcing the proposed offering of $240 million aggregate principal amount of convertible senior subordinated notes, plus up to an additional $10 million aggregate principal amount at the option of the initial purchasers solely to cover over-allotments, subject to market conditions and other factors. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
99.1	Press release dated March 25, 2009, announcing update regarding certain first quarter 2009 financial information

99.2	Press release dated March 25, 2009, announcing the proposed offering of convertible senior subordinated notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2009	Amkor Technology, Inc.
/s/ Joanne Solomon
Joanne Solomon
Corporate Vice President and Chief Financial Officer